SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
October 2, 2007
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655 (Commission File Number)	23-1714256 (IRS Employer Identification Number)

County Line Industrial Park Southampton, Pennsylvania (Address of principal executive offices)	18966 (Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 2, 2007, Environmental Tectonics Corporation (the “Company”) was suspended by the Department of the Navy from performing work for the federal government pursuant to the Federal Acquisition Regulations (“FAR”).
     As a result of the suspension, the name of the Company has been published in the Excluded Parties List System which is a publication of the General Services Administration that sets forth, among other things, the names of contractors suspended by any agency of the federal government.
     While the suspension is in place, offers will not be solicited from the Company, contracts will not be awarded to the Company, and existing contracts may not be renewed or otherwise extended by the Company unless the head of an agency taking the contracting action states a compelling reason for such renewal or extension.
     Under the FAR, the Company has 30 days from receipt of the suspension notice to submit information and make arguments in opposition to the suspension. On October 10, 2007, the Company will meet with the Department of the Navy Suspending and Debarring Official to submit information and make arguments in opposition to the suspension.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: October 5, 2007	By	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer